Exhibit 99.1

PRESS RELEASE

Contacts:

Patrick L. Alexander

President and Chief Executive Officer

Mark A. Herpich

 Chief Financial Officer

(785) 565-2000

FOR IMMEDIATE RELEASE

July 8, 2008

Landmark Bancorp, Inc. Added to Russell Microcap Index

(Manhattan, KS, July 8, 2008) Landmark Bancorp, Inc. (Nasdaq: LARK) announced that it was added to the Russell Microcap® Index after the Russell Investment Group reconstituted its comprehensive set of U.S. and global equity indexes on June 27, 2008.

According to the Russell Investment Group, the Russell indexes are widely used by investment managers and institutional investors for index funds and as benchmarks for passive and active investment strategies.  The Company will hold its membership until Russell reconstitutes its indexes in June 2009.

“Landmark Bancorp, Inc. is pleased to be added to the Russell Microcap Index,” said Patrick L. Alexander, President and Chief Executive Officer.  “We believe the exposure gained from our inclusion in this prominent index has the potential to enhance our visibility with institutional investors.”

The Russell Microcap Index measures the performance of the microcap segment of the U.S. equity market.  Constituting less than 3% of the U.S. equity market, this index includes the 1,000 smallest securities in the small-cap Russell 2000® Index based on a combination of their market cap and current index membership plus the next 1,000 securities.

The Russell Microcap Index is constructed to provide a comprehensive and unbiased barometer for the microcap segment trading on national exchanges, while excluding lesser-regulated OTC bulletin board securities and pink-sheet stocks due to their failure to meet national exchange listing requirements.  The Russell Microcap Index is completely reconstituted annually to ensure larger stocks do not distort performance and characteristics of the true microcap opportunity set.

For more information on Russell indexes, go to http://www.russell.com.

About Landmark Bancorp, Inc.

Landmark Bancorp, Inc. is a bank holding company incorporated under the laws of the State of Delaware.  Currently, the Company’s business consists solely of the ownership of Landmark National Bank, which is a wholly-owned subsidiary.  Landmark Bancorp, Inc., and Landmark National Bank are headquartered in Manhattan, Kansas.  Landmark National Bank has expanded its geographic presence in the state of Kansas through acquisitions in the past several years.  Landmark National Bank has branches in Manhattan (2), Auburn, Dodge City (2), Fort Scott, Garden City, Great Bend (2), Hoisington, Junction City, LaCrosse, Lawrence, Louisburg, Osage City, Osawatomie, Paola, Topeka (2) and Wamego, Kansas.  For more information visit our website at http://www.banklandmark.com.

Special Note Concerning Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of Landmark Bancorp, Inc.  Forward-looking statements, which may be based upon beliefs, expectations and assumptions of our management and on information currently available to management, are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “intend,” “estimate,” “may,” “will,” “would,” “could,” “should” or other similar expressions.  Additionally, all statements in this press release, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events.

A number of factors, many of which are beyond our ability to control or predict, could cause actual results to differ materially from those in its forward-looking statements.  These factors include, among others, the following: (i) the strength of the local and national economy; (ii) changes in state and federal laws, regulations and governmental policies concerning our general business; (iii) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (iv) changes in interest rates and prepayment rates of our assets; (v) increased competition in the financial services sector and the inability to attract new customers; (vi)  the economic impact of armed conflict or terrorist acts involving the United States; (vii) the loss of key executives or employees; (viii) changes in consumer spending; (ix) unexpected outcomes of existing or new litigation; and (x) changes in accounting policies and practices.  These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.  Additional information concerning Landmark Bancorp, Inc. and its business, including additional factors that could materially affect our financial results, is included in our filings with the Securities and Exchange Commission.